SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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ELECTRIC AQUAGENICS UNLIMITED, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRIC AQUAGENICS UNLIMITED, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 30, 2005

To the Stockholders of
ELECTRIC AQUAGENICS UNLIMITED, INC.:

The Annual Meeting of Stockholders of Electric Aquagenics Unlimited, Inc. (the “Company”) will be held at the Company’s headquarters at 1464 West 40 South, Suite 200, Lindon, Utah 84042, on Thursday, September 30, 2005 at 10:00 a.m., Mountain Daylight Time. The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.    To elect five (5) directors to the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified;

2.    To approve the adoption of the Company’s 2005 Stock Incentive Plan for employees and consultants, and to allocate and reserve 1,000,000 shares of the Company’s $0.0001 par value common stock for issuance pursuant to options granted under the Plan;

3.    To ratify the appointment of Hall & Company as independent auditors of the Company for the fiscal year ending December 31, 2005; and

4.    To transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has fixed the close of business on August 5, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Lindon, Utah	GAYLORD M. KARREN
August 19, 2005	Chief Executive Officer and Chairman of the Board

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

ELECTRIC AQUAGENICS UNLIMITED, INC.
1464 West 40 South, Suite 200
Lindon, Utah 84042

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

September 30, 2005

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the stockholders of Electric Aquagenics Unlimited, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company’s Common Stock (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Mountain Daylight Time, on Thursday, September 30, 2005, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about August 16, 2005.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

Record Date

The Board of Directors has fixed the close of business on August 5, 2005 as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 8,026,359 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the five (5) director nominees; FOR the adoption of the Company’s 2005 Stock Incentive Plan for employees and consultants, including the allocation and reservation of 1,000,000 shares of the Company’s $0.0001 par value common stock for issuance pursuant to options granted under the Plan; FOR the proposal to ratify the appointment of Hall & Company as the independent auditors of the Company for the fiscal year ending December 31, 2005; and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

A stockholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or the absence of a quorum. Under the General Corporation Law of the State of Delaware, once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

In the election of directors, stockholders will not be allowed to cumulate their votes. Each share of the Company’s outstanding voting stock shall be allowed to vote for up to five (5) nominees. The five (5) nominees receiving the highest number of votes will be elected. The approval of any other matter presented for approval by the stockholders will be approved, in accordance with Delaware law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. Accordingly, abstentions and broker non-votes will not affect the outcome of the various matters voted upon at the meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, a board of five (5) directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Stockholders do not have cumulative voting rights in the election of directors. Therefore, for each directorship being filled, each stockholder is entitled to cast one vote for each share of stock held by such stockholder on the record date. Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote “FOR” the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted “FOR” such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

Nominees for Election as Directors

The following sets forth information about each nominee for election as a director:

Gaylord M. Karren is one of the Company’s co-founders, and is currently the Company’s chairman of the board and chief executive officer. Prior to founding the Company, Mr. Karren co-founded and managed Venturi Technologies, Inc., which up until the time of his resignation in February 2000, was one of the nation's largest independent and publicly traded carpet cleaning company. He was chairman and chief executive officer of Venturi and its predecessors in interest from 1992 through February 2000. Mr. Karren holds a bachelor of science degree from Brigham Young University in finance and banking.

John M. Hopkins is one of the Company’s co-founders, and was a founder, and is currently an advisor to Zerorez Franchising Systems, Inc., an affiliate of the Company that is engaged in the sale and operation of carpet cleaning franchises utilizing products developed and manufactured by the Company. Mr. Hopkins is the inventor on two patents related to carpet cleaning. Prior to being a co-founder of the Company, Mr. Hopkins was a founder and President of Venturi Technologies, Inc., a floor and fabric care chain of over 25 locations throughout the United States. Mr. Hopkins has also founded and managed an oil and gas service company, DASCO Technologies, as well as a successful multi-family property management company called Harbor Property Management. He attended Utah State University.

William J. Warwick recently retired from AT&T after 39 years of service with responsibilities including President of AT&T Consumer Products and Senior Vice President AT&T. In 1993 he was elected Chairman and CEO, AT&T China. His business activities are numerous and worldwide, having served on many high profile boards of directors and industry associations. He is currently a member of the International Cabinet at the University of North Carolina at Wilmington, North Carolina. Mr. Warwick obtained his Bachelor’s degree from the University of North Carolina, Chapel Hill, and his MBA from Northwestern University, Chicago.

Jay S. Potter has been active in the financial industry for 19 years and has successfully participated, directed or placed over one hundred million dollars of capital in numerous public and private ventures. He has served as CEO and Chairman of Nexcore Capital since co-founding the company in 1996. Mr. Potter also serves as CEO and Chairman of Nexcore Financial Services, a financial planning, tax preparation and asset management company. Mr. Potter concurrently serves as Chairman of Sterling Energy Resources, a publicly listed oil and gas exploration and production company; Director of Ficore Funding, a full service real estate mortgage lender; and also as a Director of Envirepel Energy, a modern biomass development project. Mr. Potter has held or holds numerous licenses that include Series 3, 7, 22, 24, 39 and 63.

Robert L. Rowley has been actively engaged in the water improvement industry for over 25 years. He is the current president and CEO of Intermountain Water, a privately held water equipment manufacturing, distributing and export company. In this role, he supervises strategic alignment of management for the firm's interests in major markets throughout the United States and worldwide. A noted industry and local business leader, Mr. Rowley’s practical experience comes from working with a diverse group of companies, broad-based trade associations and other corporate entities. Mr. Rowley also has an active schedule as a motivational speaker on management and entrepreneurial matters. In addition to his business activities, Mr. Rowley is heavily involved in charitable organizations with a special emphasis on business development and entrepreneurship in developing nations.

Board and Committee Meetings; Legal Proceedings

The Company’s business is managed under the direction of our Board of Directors, which has responsibility for establishing broad corporate policies and for our overall performance. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of our business through regular reports and analyses and discussions with our Chief Executive Officer and other officers.

Our Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors holds regular meetings up to four times per year and schedules special meetings when required. The Board of Directors held a total of four meetings during 2004, two of which were via telephone. All of the directors attended two of the meetings of the Board, all of the directors but one attended one of the meetings of the Board, and all of the directors but two attended one of the meetings of the Board. All of the directors serving as committee members attended all of the meetings of their respective committees held during fiscal 2004.

Our Board of Directors has an Audit Committee that is presently comprised of independent directors who are not employees of the Company. The Audit Committee’s function is to oversee (1) the integrity of our financial statements, (2) the appointment, compensation, qualifications, independence and performance of our independent auditors, (3) compliance with ethics policies and legal and regulatory requirements, (4) the performance of our internal audit function, and (5) our financial reporting process and systems of internal accounting and financial controls.

During 2004, the Audit Committee consisted of William J. Warwick and Peter Whitfield, both of whom are independent directors and both of whom are financially literate and have extensive accounting or related financial management expertise. Mr. Warwick and Mr. Whitfield were appointed to the Audit Committee on April 6, 2004 and oversaw the Company’s audit for the year ended December 31, 2004. It is anticipated that the composition of the Audit Committee that will oversee the Company’s audit for the year ending December 31, 2005 will change following the annual meeting of Directors that is scheduled to be held immediately following the annual meeting of Stockholders. Prior to April 6, 2004, the Audit Committee consisted of Gaylord M. Karren, who was also the Chief Executive Officer and Chief Financial Officer of the Company. Mr. Karren oversaw the audit of the Company’s financial statements for the fiscal year ended December 31, 2003.

The Audit Committee operates under a written charter that was adopted on April 6, 2004. A copy of the Audit Committee Charter is attached as Exhibit “A.” The Audit Committee reviews and approves the Audit Committee Charter annually following the annual meeting or at such other times as deemed appropriate by the Audit Committee.

AUDIT COMMITTEE REPORT

Following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

As set forth in the charter, the Audit Committee’s primary functions are as follows:

•    Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•    Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided to the Company by the Company’s independent auditors, consistent with all applicable laws, and establish the fees and other compensation to be paid to the independent auditors.

•    Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•    Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of our financial statements, the Audit Committee conferred with both management and our independent auditor to review and discuss the Company’s financial statements prior to their issuance and to discuss any significant accounting issues. The Audit Committee also continued to monitor the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditor.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in the matters involving auditing or accounting. In the performance of their duties, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management and by the independent auditor.

On the basis of these reviews and discussions, the Audit Committee recommended to the board of directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the SEC.

AUDIT COMMITTEE

William J. Warwick

Principal Accountant

The Company’s principal accountant for fiscal year ended December 31, 2003 was Child Sullivan & Company. At the end of the third quarter of 2004, the Company dismissed Child Sullivan & Company and hired Hall & Company as its principal independent auditor to audit the Company’s financial statements for the fiscal year ending December 31, 2004. There were no disagreements between the Company and Child Sullivan & Company relating to accounting or auditing matters for periods prior to the third quarter of 2004, and there have been no disagreements between the Company and Hall & Company relating to accounting or auditing matters for periods after the third quarter of 2004.

It is expected that a representative of the firm of Hall & Company will be present at the Annual Meeting to answer questions.

Audit Fees

During the fiscal year ended December 31, 2004, Hall & Company billed us in the aggregate amount of $56,523 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Form 10-KSB for the year ended December 31, 2004. During the fiscal year ended December 31, 2003, Child, Sullivan & Company billed us in the aggregate amount of $30,240 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Form 10-KSB for the year ended December 31, 2003.

Audit-Related Fees

Hall & Company did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company’s financial statements for the fiscal year ended December 31, 2004. Child, Sullivan & Company did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company’s financial statements for the fiscal year ended December 31, 2003.

Financial Information Systems Design and Implementation Fees

For the fiscal year ended December 31, 2004 Hall & Company did not bill us for, nor perform, any financial information systems design or implementation. For the fiscal year ended December 31, 2003 Child, Sullivan & Company did not bill us for, nor perform, any financial information systems design or implementation. For the fiscal years ended December 31, 2004, and December 31, 2003, we were not billed for professional services from any other accounting firm for information systems design or implementation.

Tax Fees

Hall & Company did not bill us for, nor perform professional services rendered for tax related services for the fiscal year ended December 31, 2004. Child, Sullivan & Company did not bill us for, nor perform professional services rendered for tax related services for the fiscal year ended December 31, 2003.

All Other Fees

We were not billed for any other professional services by either Hall & Company or Child, Sullivan & Company for the fiscal years ended December 31, 2004 and December 31, 2003.

Auditor Independence

Our Board of Directors considers that the work done for us in the year ended December 31, 2004 by Hall & Company is compatible with maintaining Hall & Company’s independence.

Auditor’s Time on Task

All of the work expended by Hall & Company on our December 31, 2004 audit was attributed to work performed by Hall & Company’s full-time, permanent employees.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services to our Chief Executive Officer during fiscal years 2002, 2003 and 2004. No other executive officer of the Company has received total annual salary and bonus in excess of $100,000 during any of those fiscal years.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Restricted Stock Awards (Shares)	Securities Underlying Options
Gaylord Karren President, chief executive officer, chief financial officer, chief accounting officer and chairman of the board	2004 2003 2002	107,874 107,874 78,405	--- --- ---	150,160 (2) --- ---	--- --- ---

(1)	All payments to Mr. Karren were booked as consulting fees.

(2)
On April 6, 2004, a total of 450,482 shares of the Company’s restricted stock were granted to EOWORP, LLC, a Utah limited liability company of which Mr. Karren is a member and one-third owner. John Hopkins and James Stone, Vice Presidents of the Company and members of the Company’s board of directors, are the other members of EOWORP, each owning one-third. The shares were issued in recognition of otherwise uncompensated efforts of Messrs. Karren, Hopkins and Stone during the previous three years.

Options

We did not grant any options to our executive officers or directors during the fiscal year ended December 31, 2004. None of our executive officers or directors held any options or warrants as of December 31, 2004.

Employment Agreements

We are not a party to any employment agreements.

Code of Ethics

The Company adopted a Code of Ethics on April 6, 2004 that applies to its principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. A copy of our Code of Ethics is attached to this filing.

The Company undertakes to provide to any person, without charge, upon written or verbal request directed to Randy K. Johnson, the Company’s secretary, at 60 E. South Temple, Suite 1800, Salt Lake City, Utah 84111; Telephone: (801) 328-3600.

Director’s Compensation

The Compensation Committee and the Board of Directors have formulated and approved a long term compensation plan for non-employee directors (the “Director Compensation Plan”). The Director Compensation Plan provides

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of August 1, 2005, certain information as to the number of shares of common stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares of common stock based upon reports on Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) or other reliable information.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Kirby D. Cochran (1) 692 E. 1780 N. Orem, UT 84097	407,467	5.08%

Gaylord M. Karren (2) 1464 W. 40 South Lindon, Utah 84042	540,000	6.73%

John M. Hopkins (3) 1464 W. 40 South Lindon, Utah 84042	540,000	6.73%

James K. Stone (4) 1464 W. 40 South Lindon, Utah	540,000	6.73%
_______________________
(1)	Mr. Cochran is a former member of our board of directors.

(2)	The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners.

(3)	The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners.

(4)	The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners.

MANAGEMENT

The following table sets forth, as of August 1, 2005, the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Gaylord M. Karren (1) 1464 W. 40 South Lindon, Utah 84042	540,000	6.73%

John M. Hopkins (2) 1464 W. 40 South Lindon, Utah 84042	540,000	6.73%

James K. Stone (3) 1464 W. 40 South Lindon, Utah	540,000	6.73%

William J. Warwick 9224 North Horizon Trail Fountain Hills, Arizona 85268	130,000	1.62%

Peter Whitfield (4) 500 7th Street Manhattan Beach, California 90266	100,000	1.25%

Gail V. Anderson, Jr. (5) 501 6th Place Manhattan Beach, California 90266	50,000	0.62%

Jay Potter (6) 10509 Vista Sorrento Parkway Suite 300 San Diego, California 92121	212,579	2.65%

All current directors and executive officers as a group (excluding Jay Potter who is not yet a director) (6 persons)	1,900,000	23.67%

(1)	The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners.

(2)	The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners.

(3)
The record owner of these shares is EOWORP, LLC, a Nevada limited liability company of which Gaylord M. Karren, John M. Hopkins and James K. Stone are equal owners. Mr. Stone is a Vice President of the Company and a member of its board of directors. He is not standing for re-election to the board.

(4)	Mr. Whitfield is presently a member of the board of directors of the Company, but is not standing for re-election to the board.

(5)	Mr. Anderson is presently a member of the board of directors of the Company, but is not standing for re-election to the board.

(6)
Mr. Potter is not presently a member of the board of directors, but he has been nominated for election to the board. Mr. Potter’s beneficial ownership consists of 61,489 shares plus warrants to purchase 151,090 shares.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all reports required under Section 16(a) were timely filed during 2004.

Related Party Transactions

The following are certain transactions involving our officers, directors and stockholders owning more than 10% of our outstanding stock. We believe that the terms of these transactions are at least as favorable to us as we would expect to negotiate with unrelated third parties.

Sale of Products to Affiliates of Stockholders

Through December 31, 2004, substantially all of the Company’s revenues were derived from generator sales to a carpet cleaning franchise company that is partially owned by Messrs. Karren, Hopkins and Stone. All such sales were made in negotiated transactions and were on terms that were at least as favorable to the Company as could be expected in sales to unrelated third parties.

Funding of Affiliate Entities

Between our founding in September 2000 and December 31, 2002, we funded some of the operating expenses of Zerorez Franchising Systems, Inc., a carpet cleaning franchise company that is partially owned by Messrs. Karren, Hopkins and Stone. Zerorez Franchising Systems, Inc. has purchased generators from us in the past, and we anticipate that it will continue to purchase generators from us for use in its carpet cleaning businesses.

PROPOSAL NO. 2: ADOPTION OF 2005 STOCK INCENTIVE PLAN

The board believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable executive management, employees and consultants. The 2005 Stock Incentive Plan (the “Plan”) is designed to provide an incentive to officers and other key employees of the Company and its subsidiaries and is intended to align the interests of these officers and other employees with those of the Company’s shareholders.

Plan Summary

The Plan was adopted by the board on February 10, 2005, subject to stockholder approval. The Plan provides for the grant of incentive stock options to employees and non-qualified stock options and stock purchase rights to employees, directors and consultants. A total of 1,000,000 shares of our common stock have been reserved for issuance under the Plan. The board of directors may amend, modify or terminate the Plan at any time as long as such amendment, modification or termination does not impair the rights of plan participants previously granted options under the Plan. The Plan will terminate February 10, 2015, unless terminated earlier by the board of directors. The Plan will be administered by the board of directors of the company until such time as the board of directors appoints a Committee to administer the Plan. The committee shall administer the Plan and determine the terms of options granted, including the exercise price, the number of shares subject to individual option awards and the vesting period of such options.

Incentive Stock Options.

The terms of incentive stock options granted under the Plan are dictated in large measure by the Internal Revenue Code of 1986, as amended. Incentive stock options may only be granted to employees of the Company, and incentive stock options will automatically terminate unless exercised within ninety days after termination of employment. No employee may be granted incentive options to purchase more than 200,000 shares in any twelve (12) month period. The exercise price under incentive stock options cannot be lower than 100% of the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company’s voting stock, not less than 110% of such fair market value. The term of an incentive stock option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of the Company’s voting stock cannot exceed five years. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

Non-Qualified Stock Options.

Non-qualified stock options may be granted under the Plan to employees, directors and consultants of the Company. The board of directors and the compensation committee of the board have broad discretion in the terms of non-qualified stock options under the Plan, including the exercise price, term, vesting, etc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE 2005 STOCK INCENTIVE PLAN AND TO RESERVE 1,000,000 SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OPTIONS GRANTED UNDER THE PLAN.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has retained Hall & Company of Irvine, California, as the Company’s independent auditors for the Company and its subsidiaries for the fiscal year ended December 31, 2005. The Board of Directors has proposed that he appointment of Hall & Company as the Company’s independent auditors for the year ended December 31, 2005 be ratified and approved by the stockholders of the Company.

A representative of Hall & Company is expected to be present at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF HALL & COMPANY AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005.

ANNUAL REPORT

A copy of the Company's Annual Report, including financial statements for the years ended December 31, 2003 and 2004 is being mailed with this Proxy Statement to shareholders of record on the Record Date.

OTHER BUSINESS

The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If any other matter should properly come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Stockholders to be held in 2006. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Electric Aquagenics Unlimited, Inc., 1464 West 40 South, Suite 200, Lindon, Utah 84042 and must be received no later than February 15, 2006. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. Proxy holders will use their discretion in voting proxies with respect to any stockholder proposal properly presented from the floor and not included in the Proxy Statement for the 2006 Annual Meeting, unless specific written voting instructions are received with respect to any such proposal at least two weeks prior to the Annual Meeting.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, Electric Aquagenics Unlimited, Inc., 1464 West 40 South, Suite 200, Lindon, Utah 84042. The Annual Report on Form 10-KSB, with exhibits, is also available at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call 1-800-SEC-0330 for more information on the SEC’s Public Reference Room.

APPENDIX A
AUDIT COMMITTEE CHARTER

I.    Audit Committee Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•    Monitor the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance.

•    Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided to the Company by the Company’s independent auditors, consistent with all applicable laws, and establish the fees and other compensation to be paid to the independent auditors.

•    Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

•    Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II.   Audit Committee Composition and Meetings

The Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as a “financial expert” in accordance with the requirements of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. At each of the Committee’s meetings, the Committee shall meet privately in executive session with management, with the manager of internal auditing, with the independent auditors, and as a committee to discuss any matters that the Committee believes should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.

III.    Audit Committee Responsibilities and Duties

The Committee shall have the following specific responsibilities and duties:

Review Procedures

1.    The Committee shall review the Company’s annual audited financial statements prior to filing or release. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 8 below) and a discussion with the independent auditors of the conduct of their audit (see item 9 below). Based on such review, the Committee shall determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report filed under the rules of the Securities and Exchange Commission.

2.    In consultation with management, the independent auditors and the internal auditors, the Committee shall consider the integrity of the Company’s financial reporting processes and controls, and shall discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee shall review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses, and review any significant changes to the Company’s auditing and accounting policies. The Committee shall resolve any disagreements that may arise between management and the independent auditors.

3.    The Committee shall review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

4.    The Committee shall review and reassess the adequacy of this Charter at least annually, and shall submit the Charter to the Board of Directors for approval at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market (as may be modified or supplemented).

Independent Auditors

5.    The Company’s independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

6.    The Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

7.    The Committee shall approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and internal audit department.

8.    On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships the independent auditors may have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

9.    Prior to filing or releasing annual financial statements, the Committee shall discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented).

10.   The Committee shall consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles and critical accounting estimates as applied in its financial reporting.

Internal Audit Function and Legal Compliance

11.   The Committee shall review the budget, plan, changes in plan, activities, organization structure and qualifications of the Company’s internal audit department, as needed.

12.   The Committee shall approve the appointment, performance and replacement of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services.

13.   The Committee shall review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

14.   On at least an annual basis, the Committee should review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

15.   The Committee shall oversee the annual preparation of the report to stockholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

16.   The Committee shall perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

17.   The Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company’s corporate policies with oversight by the Committee in the areas covered by this Charter.

APPENDIX B
CODE OF ETHICS

ELECTRIC AQUAGENICS UNLIMITED, INC.

CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS

1.      The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Disclosure Committee (or in the event that the Company has not established a Disclosure Committee, to the Board of Directors) any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities.

2.      The CEO and each senior financial officer shall promptly bring to the attention of the Disclosure Committee and the Audit Committee (or in the event that the Company has not established an audit committee, to the Board of Directors) any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

3.      The CEO and each senior financial officer shall promptly bring to the attention of the CEO and to the Audit Committee any information he or she may have concerning any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

4.      The CEO and each senior financial officer shall promptly bring to the attention of the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of these procedures.

5.      The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of these procedures by the CEO and the Company’s senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to these procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in questions had committed other violations in the past.